Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

REV Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Common Stock	Other	28,272,855 (1)	$16.27 (2)	$459,999,350.90(2)	$147.60 per $1,000,000	$67,895.90
	Total Offering Amounts					$459,999,350.90
	Total Fees Previously Paid							$—
	Total Fee Offsets							$58,399.51
	Net Fee Due							$9,496.39

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional securities as may be issued to prevent dilution resulting from share dividends, share splits or similar transactions.

(2)	Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price is $16.27 per share, which is the average of the high and low prices of the registrant’s common stock on December 7, 2023 on The New York Stock Exchange.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	REV Group, Inc.	S-3	333-255153	April 9, 2021		$58,399.51	Equity	Common Stock	28,172,855	$535,284,245
Fees Offset Sources	REV Group, Inc.	S-3	333-255153		April 9, 2021						$58,399.51(1)

(1)	REV Group, Inc. (the “Registrant”) previously filed a registration statement on Form S-3 (File No. 333-255153), initially filed on April 9, 2021 and declared effective on April 30, 2021 (the “Prior Registration Statement”), which registered 34,497,855 shares of Common Stock for a proposed maximum aggregate offering price of $655,459,245. The Prior Registration Statement was not fully used and 28,172,855 shares of Common Stock were not sold, resulting in an unsold aggregate offering amount of $535,284,245. As a result, the Registrant has $58,399.51 in unused filing fees associated with the Prior Registration Statement. In accordance with Rule 457(p) under the Securities Act, the registrant is using the unused filing fees to offset the filing fee payable in connection with this filing. The Registrant has terminated or completed any offerings that included the unsold securities under the Prior Registration Statement.